Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in The Clorox Company Registration Statements Nos. 33-40843 and 333-75455 on Form S-3, and Nos. 33-41131 (Post-Effective Amendments No. 1 and No. 2), 33-24582, 33-56565, 33-56563, 333-29375, 333-16969, and
333-44675 on Form S-8 of our report dated August 25, 2000 appearing in and incorporated by reference in this Annual Report on Form 10-K of The Clorox Company for the year ended
June 30, 2000.



/s/ DELOITTE & TOUCHE LLP

Oakland, California
September 25, 2000